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                                                                    Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

As independent public accountants, we hereby consent to the use of our report dated September 26, 2000 and to all references to our Firm included in or made a part of this registration statement.


                                    ARTHUR ANDERSEN LLP

Stamford, Connecticut
June 15, 2001